Registration Statement No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           __________________________

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           __________________________

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
             (Exact Name of Registrant as Specified in its Charter)

              Rhode Island                                05-03444399
       (State or other jurisdiction of         (IRS Employer Identification No.)
       incorporation or organization

                     75 Hammond Street, Worcester, MA 01610
                          (Address, including zip code
                         of Principal Executive Offices)

    Providence and Worcester Railroad Company Non-Qualified Stock Option Plan
                            (Full Title of the Plan)

                     Heidi J. Eddins, Esq., Vice President,
                          Secretary and General Counsel
                        Providence and Worcester Railroad
                                75 Hammond Street
                               Worcester, MA 01610
                                 (508) 755-4000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
Title of Each                       Proposed     Proposed          Amount of
Class of              Amount to be  Maximum      Maximum           Registration
Securities to Be      Registered    Offering     Aggregate         Fee
Registered                          Price Per    Offering
                                    Share (2)    Price
______________________________________________________________________________
Common Stock, par
value $.50 per
share.............    108,895(1)    $10.96875     $1,194,442.03    $352.60
_______________________________________________________________________________

(1) Represents additional shares of Common Stock issuable under the Non-qualified Stock Option Plan. The Registrant filed Registration Statements on Form S-8 on February 7, 1989 (Registration No. 33-26944) and May 19, 1996 (Registration No. 333-02975) registering 50,000 and 52,257 shares, respectively, of Common Stock issuable under the Non-qualified Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock, $11.125 and $10.8125, respectively, reported by The American Stock Exchange on October 19, 1998.

                      REGISTRATION OF ADDITIONAL SECURITIES

     Providence and Worcester Railroad Company, a Rhode Island corporation (the "Registrant") has filed Registration Statements on Form S-8 on February 7, 1989 and May 19, 1996, registering 50,000 and 52,257 shares, respectively, of the Common Stock ("Common Stock") of the Company reserved for issuance under its Non-qualified Stock Option Plan (the "Plan"). The Plan provides that the number of shares authorized for issuance under the Plan is the greater of 50,000 or 5% of the Common Stock outstanding. As a result of the Company's issuance of Common Stock, an additional 108,895 shares of Common Stock are available for issuance pursuant to options granted under the Plan. The contents of Registration Statement on Form S-8 for the Plan (Registration No. 333-02975) are incorporated herein by reference subject to the following changes and additional information required in this Registration Statement that are not contained in the earlier Registration Statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Registrant's latest prospectus filed with the Commission pursuant to Rule 424(b)(4) on October 6, 1998 (Registration No. 333-62229);

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; and

     (c)  The   description  of  Common  Stock  included  in  the   Registrant's
          Registration Statement on Form S-1 (Registration No. 333-62229) filed with the Commission on August 25, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

     Article SIXTH of the Registrant's Charter provides that a director shall not be liable to the Registrant or its shareholders for breach of fiduciary duty as a director, other than liability for (a) breach of the director's duty of loyalty to the Registrant or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

     Section 4.1 of the Rhode Island Business Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations. Article XI of the Registrant's By-laws (i) authorizes the indemnification of directors and officers (the "Indemnified Person") under specified circumstances to the fullest extent authorized, (ii) provides for the advancement of expenses to the Indemnified Persons for defending any proceedings related to the specified circumstances and (iii) gives the Indemnified Persons the right to bring suit against the Registrant to enforce the foregoing rights to indemnification and advancement of expenses.

Item 8. Exhibits.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on October 21, 1998.

                                     Providence and Worcester Railroad Company

                                     By: /s/ Robert H. Eder
                                         ______________________________________
                                           Robert H. Eder
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Robert H. Eder, Orville R. Harrold and Heidi J. Eddins, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of the undersigned, individually and in each capacity stated below, a Registration Statement on Form S-8 of Providence and Worcester Railroad Company with respect to an additional 108,895 shares of the Registrant's Common Stock issuable pursuant to the Providence and Worcester Railroad Company Non-qualified Stock Option Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on October 21, 1998.

Signature                                                Title

/s/ Robert H. Eder
____________________________             Chief Executive Officer and Chairman
Robert H. Eder                               (Principal Executive Officer)

/s/ Orville R. Harrold
____________________________     President, Chief Operating Officer and Director
Orville R. Harrold

/s/ Robert J. Easton
____________________________      Treasurer, Controller and Director (Principal
Robert J. Easton                          Financial Officer and Controller)

____________________________                           Director
Frank W. Barrett

/s/ Philip D. Brown
____________________________                           Director
Philip D. Brown

/s/ John P. Burnham
____________________________                           Director
John P. Burnham


____________________________                           Director
John H. Cronin

/s/ J. Joseph Garrahy
____________________________                           Director
J. Joseph Garrahy

/s/ John J. Healy
____________________________                           Director
John J. Healy

____________________________                           Director
William J. LeDoux

/s/ Charles M. McCollam, Jr.
____________________________                           Director
Charles M. McCollom, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                                                        Description

4.1 Restated Charter (filed as Exhibit 3.1 to Form S-1 Registration Statement No. 333-46433 and by this reference incorporated herein)

4.2 By-laws, as amended (filed as Exhibit 4.2 to Form S-8 Registration Statement No. 333-02975 and by this reference incorporated herein)

4.3 Providence and Worcester Railroad Company Non-qualified Stock Option Plan (filed as Exhibit 10.3 to Form S-1 Registration Statement No. 33-46433 and by this reference incorporated herein)

5.1  Opinion of Hinckley, Allen & Snyder

23.1 Consent of Hinckley, Allen & Snyder (included in Exhibit 5.1)

23.2 Consent of Deloitte & Touche LLP

24.1 Power of Attorney (see page 5)